UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2019

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chip Perry

On May 31, 2019, Victor A. “Chip” Perry III, President and Chief Executive Officer of TrueCar, Inc. (the “Company”), notified the Company of his decision to retire from the Company and resigned from his positions as President and Chief Executive Officer of the Company, and each of his other positions at the Company and its affiliates. Mr. Perry’s resignations were effective May 31, 2019 (the “Resignation Date”), except for his resignation from the Board of Directors of the Company (the “Board”), which is expected to become effective at a later date. In connection with his resignation, Mr. Perry also relinquished his role as “principal executive officer” of the Company as of the Resignation Date.

In connection with Mr. Perry’s resignation, the Company and Mr. Perry intend to enter into a release and separation agreement pursuant to which Mr. Perry will execute a release similar to that attached to the Employment Agreement, dated as of November 16, 2015, by and between Mr. Perry and the Company, and will receive benefits consistent with those he would have been entitled to under such agreement had he been terminated without cause. The Company and Mr. Perry also intend to enter into a consulting arrangement pursuant to which Mr. Perry will provide consulting services to the Company following his departure in support of the resulting management transition.

Appointment of Michael Darrow as Interim President and Chief Executive Officer

Also on May 31, 2019, the Board named Michael Darrow, the Company’s Executive Vice President of Partner and OEM Development and the President of its subsidiary, ALG, Inc. (“ALG”), as the Company’s Interim President and Chief Executive Officer, effective as of the Resignation Date. In connection with such appointment, the Board designated Mr. Darrow as the Company’s “principal executive officer.” Mr. Darrow will continue to serve as the Company’s Executive Vice President of Partner and OEM Development and the President of ALG. Mr. Darrow is expected to serve as the Company’s Interim President and Chief Executive Officer until the Company completes its search for a permanent President and Chief Executive Officer.

Mr. Darrow, age 61, has served as the Company’s Executive Vice President of Partner and OEM Development since November 2017 and as its Executive Vice President of OEM Development from March 2017 to November 2017. Mr. Darrow has also served as the President of ALG since January 2018. From June 2016 until he joined the Company, Mr. Darrow was an Automotive Industry Consultant for Inventory Command Center LLC, a technology company that provides a software-as-a-service platform designed to assist car dealers with communicating the value proposition of their inventory to consumers, before which he served in numerous roles at Edmunds.com Inc., an online automotive information resource company, from July 2000 to August 2014, including as Chief Executive Officer of Edmunds Data Services, Executive Vice President of Sales and Chief Sales Officer. Mr. Darrow holds a B.S. in Economics from Allegheny University.

There are no arrangements or understandings between Mr. Darrow and any other person pursuant to which he was selected for the positions to which he was appointed as of the Resignation Date. There are no family relationships between Mr. Darrow and any director or other executive officer of the Company and Mr. Darrow has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Resignation of Brian Skutta

On May 30, 2019, Brian Skutta, Executive Vice President of Dealer Sales and Service of the Company, notified the Company that he will resign from his position at the Company effective June 7, 2019.

Item 7.01     Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release announcing the appointment of Mr. Darrow, a copy of which issued is attached hereto as Exhibit 99.1.

The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release issued by TrueCar, Inc., dated June 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  June 3, 2019